                                                                     EXHIBIT 3.1





                                    Delaware
                                    --------
                                The First State




     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

FORMATION OF "SLM EDUCATION CREDIT FUNDING LLC", FILED IN THIS OFFICE ON THE

TWENTY-SECOND DAY OF JULY, A.D. 2002, AT 12 O'CLOCK P.M.

















       [SEAL APPEARS HERE]           Harriet Smith Windsor
                                     ---------------------
                                     Harriet Smith Windsor, Secretary of State

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                            CERTIFICATE OF FORMATION

                                       OF

                        SLM EDUCATION CREDIT FUNDING LLC




     This Certificate of Formation is being executed by the undersigned for the purpose of forming a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act.

     1. The name of the limited liability company is SLM Education Credit Funding LLC.

     2. The address of the registered office of the limited liability company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

     3. The name and address of the registered agent of the limited liability company for service of process in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 22nd day of July, 2002.






                                        Carol R. Rakatansky
                                        ---------------------------------------
                                        Carol R. Rakatansky, Authorized Officer










   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 07/22/2002
  020465893 - 3549967